Exhibit 10 (a)

                               SEVERANCE AGREEMENT

         THIS SEVERANCE AGREEMENT (the "Agreement") is made and entered into by and between Old National Bancorp (including all subsidiaries and affiliates) (the "Company") and Full Name (the "Executive").

         WHEREAS, the Company desires to assure continuity of its management, to enable its executives to devote their full attention to management responsibilities and to help the Board of Directors assess options and advise as to the best interest of the Company and its shareholders without being influenced by the uncertainties of their own situations, and to demonstrate to executives the interests of the Company in their well-being and fair treatment in the event of a termination without cause by the Company; and

         WHEREAS, to that end, the Company desires to assure the Executive that he will receive certain benefits in the case of the Executive's termination without cause by the Company.

         NOW, THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Executive and the Company agree as follows:

         1. Term. The term of this Agreement shall begin on the date hereof and shall continue until terminated (the "Term"). This Agreement shall automatically terminate without notice or payments hereunder if the Executive shall resign, retire, become permanently and totally disabled, or die, or the Company experiences a "Change of Control" as defined in the Change of Control Agreement between the Executive and the Company. Under no circumstance will the Executive be entitled to benefits under this Agreement and the Change of Control Agreement. Additionally, this Agreement shall terminate without further notice or payments hereunder if the Company terminates the Executive for Cause (as defined in Section 3(a)(i) hereof).

         2. Termination of Employment; Resignation of Officer and Director Positions. The Executive shall be relieved of any responsibilities with the Company, and his employment relationship with the Company will cease and terminate effective upon the Termination Date. The Executive resigns any and all officer, director and other positions with the Company and its affiliates effective upon the Termination Date.

         3. Severance Benefit. (a) Subject to the receipt of the Release contemplated by Section 9 hereof and the expiration of any applicable waiting periods, the Company shall provide the Executive with the benefits set forth in this Section 3 upon any termination of the Executive's employment by the Company which occurs during the Term for any reason except the following:

         (i)      Termination for Cause

                  "Cause" shall be defined as (A) action by the Executive involving willful misconduct or gross negligence materially injurious to the Company, (B) the requirement or direction of

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                  a federal or state regulatory agency having jurisdiction over the Company, (C) conviction of the Executive of the commission of any criminal offense involving dishonesty or breach of trust, or (D) any intentional breach by the Executive of a material term, condition or covenant of this Agreement;

         (ii) Disability of the Executive, as determined under the policies and procedures of the Company as in effect from time to time. Termination pursuant to this Section 3(a)(ii) shall not affect any rights which the Executive may have under any disability policy or program of the Company;

         (iii) Voluntary retirement of the Executive in accordance with policies and procedures of the Company in effect from time to time;

         (iv) Resignation or termination of employment by the Executive for a reason other than set forth in Section 3(b) hereof;

         (v) In connection with or following a Change of Control; provided that the Executive will receive benefits under a change of control agreement or other similar agreement or plan; or

         (vi)     Death of the Executive.

         (b) Subject to receipt of the Release contemplated by Section 9 hereof and the expiration of any applicable waiting periods, the Company shall also provide the Executive with the benefits set forth in this Section 3 if during the Term the Executive terminates this Agreement after the happening of one or more of the following events:

         (i) Without the express written consent of the Executive, the assignment of the Executive to any duties materially inconsistent with his positions, duties, responsibilities, or status with the Company as of the date hereof or a substantial reduction of his duties or responsibilities, or any removal of the Executive from, or any failure to reelect the Executive to, any positions held by the Executive as of the date hereof;

         (ii) A reduction by the Company in the compensation or benefits of the Executive in effect as of the date hereof, or any failure to include the Executive to other similarly situated employees in any incentive, bonus or benefit plans as may be offered by the Company from time to time; or

         (iii) A requirement that without the consent of the Executive, the Executive be based anywhere other than within fifty (50) miles from his personal residence, except for required travel pertaining to the Company's business in accordance with the Company's management practices in effect from time to time.

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         (c) Lump Sum Payment. Following receipt by the Company of the Release contemplated by Section 9 hereof and the expiration of any applicable waiting periods, the Company shall pay to the Executive a lump sum single payment, in cash or cash equivalent funds, equal to the Executive's Week of Pay multiplied by the greater of (i) fifty-two (52), or (ii) two times his Years of Service. "Week of Pay" means Compensation divided by fifty-two (52). "Compensation" means, as of the date of the notice of termination, the Executive's annual base salary then in effect, plus the targeted cash incentive that the Executive would have been eligible to receive in the year in which the Termination Date occurs. "Years of Service" means the number of years of Service. A partial year will be rounded up to the next year. Payment of accrued vacation at termination does not extend the Executive Employee's Years of Service. Any lump sum payment hereunder is in addition to monies already owed the Executive by the Company and is in consideration for the covenants set forth in this Agreement and the Release hereunder. Any earned but unpaid portion of the Executive's base salary, at his then-effective annual rate, through the Termination Date plus any amounts due to the Executive under the accrued vacation program of the Company due to him through the Termination Date shall be paid to the Executive in the next payroll check regardless of whether the Executive delivers the Release.

         (d) Other Employee Benefits. Any benefits (other than severance) payable to the Executive due to the termination of his employment shall be paid to the Executive in accordance with the benefit payment provisions of the applicable employee benefit plan.

         (e) Company Vehicle. If the Executive has an assigned the Company vehicle in accordance with the Company's Vehicle Policy and the Company owns the vehicle, the Executive will be given the opportunity to purchase the Company vehicle assigned to the Executive at a Fair Market Value to be determined by a designated Corporate Accounting Manager. The purchase of the assigned vehicle should be completed within fifteen (15) days following the Termination Date.

         (f) Country Club and/or Private Club Membership. If the Executive has a Club membership, of which monthly dues are normally paid by the Company, the Company's responsibility for monthly club dues will cease at the end of the month in which the Termination Date occurs. Individual Membership(s) held in the Executive's name shall continue to be held as a private membership in the Executive's name. Corporate Memberships may be assigned or transferred to the Executive, if allowed by the club, at the sole discretion of the Company. If the Company and the Executive agree to transfer a Corporate Membership to the Executive, the Executive agrees to pay any and all transfer fees incurred as a result of the transfer.



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         (g) Notice of Termination. Any termination of the Executive's employment for the reasons set forth in Section 3(a) (except for reason of the Executive's death) or by the Executive for the reasons set forth in Section 3(b) shall be communicated by written "Notice of Termination" to the other party, delivered in a manner provided in Section 12(f) hereof. Any "Notice of Termination" given by the Executive pursuant to Section 3(b), or given by the Company in connection with a termination as to which the Company believes it is not obligated to provide the Executive with the benefits set forth in this
Section 3, shall indicate the specific provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for such termination. "Termination Date" for the purposes of this Agreement shall mean the date on which such "Notice of Termination" is given by the Executive or the date set forth as the Termination Date in a Notice of Termination given by the Company.

         4. Non-Solicitation. The Executive agrees that during the Term and for a period of one (1) year following the termination of the Executive's employment for any reason, the Executive shall not, directly or indirectly individually or jointly, (i) solicit in any manner, seek to obtain or service, or accept the business of any party which is a customer of the Company as of the date of the Agreement, for banking, trust, insurance and investment services of the type handled by the Company, (ii) solicit in any manner, seek to obtain or service, or accept the business of any party which was a prospective customer of the Company for banking, trust, insurance and investment services of the type handled by the Company, (iii) request or advise any customers or suppliers of the Company to terminate, reduce, limit or change their business or relationship with the Company, or (iv) induce, request or attempt to influence any employee of the Company to terminate his or her employment with the Company. For purposes of this Agreement, the term "customer" shall mean a person or entity who is a customer of the Company at the time of the Executive's termination of employment or with whom the Executive had direct contact on behalf of the Company at any time during the period of the Executive's employment with the Company. The term "prospective customer" shall mean a person or entity who was the direct target of sales or marketing activity by the Executive or whom the Executive knew was a target of the Company during the one (1) year period preceding the Executive's termination of employment or, in the event the Executive has been employed by the Company less than one (1) year at the Executive's termination of employment, during the period of the Executive's employment with the Company.

         5. Covenant Not to Compete or be Employed by Competitors. (a) The Executive hereby understands and acknowledges that, by virtue of his position with the Company, he obtained advantageous familiarity and personal contacts with the Company's customers, wherever located, and the business, operations and affairs of the Company. Accordingly, during the term of this Agreement and for a period of one (1) year following the termination of the Executive's employment
(A) which results in the payment of severance benefits under this Agreement or
(B) by the Company for cause as provided in Section 3(a)(i) hereof, the Executive shall not, directly or indirectly:

         (i) as owner, officer, director, stockholder, investor, proprietor, organizer, or otherwise, engage in the same trade or business as the Company, or in a trade or business competitive with that of the Company; provided, however that

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                  the Executive is not restricted from owning less than five percent (5%) of the outstanding securities of any class of any entity that are listed on a national securities exchange or trade in the over-the-counter market; or

         (ii) as employee, agent, representative, consultant, independent contractor, or otherwise, perform services for or render assistance to or use or permit the Executive's name to be used in connection with any other business, partnership, proprietorship, firm, or competitive entity, organization, or corporation, which services or assistance are related to, or competitive with, the same trade, business, products, or services as those of the Company; or

         (iii) offer to provide employment (whether such employment is with the Executive or any other business or enterprise), either on a full-time or part-time or consulting basis, to any person who then currently is, or who within one (1) year prior to such offer or provision of employment has been, an employee of the Company.

         (b) The restrictions contained in this paragraph upon the activities of the Executive shall be limited to the geographic area which is a fifty (50) mile radius from the principal office of the Executive.

         (c) As of the date hereof, the Company engages in the business of banking, trust, insurance and investment services.

         6. Confidential Information. (a) The Executive agrees (i) that all Confidential Information is confidential and is the property of the Company,
(ii) not to disclose or give possession of any Confidential Information to any person except authorized representatives of the Company, (iii) not to directly or indirectly use any Confidential Information (A) to compete against the Company, or (B) for the Executive's own benefit or for the benefit of any person other than the Company, and (iv) to promptly return to the Company following the termination of the Executive's employment, at the Company's main office, all Confidential Information and other property of the Company, including but not limited to, computers, computer disks, electronic data without regard to the means of storage, credit cards, identification cards, badges, keys, and any other physical or personal property belonging to the Company, and any copies, duplicates, reproductions or excerpts of any of the foregoing, even if down loaded or copied to the Executive's personal computer, personal data assistant or other mechanism used for storing information. This Section 6 shall not preclude the Executive from disclosure or use of information known generally in the public domain other than through a breach of this Agreement or from disclosure required by law or court order.

         (b) The Executive understands, acknowledges and agrees that, during the course of his employment with the Company, he gained and will continue to gain, as a key employee of the Company, substantial information regarding and competitive knowledge of and familiarity with Confidential Information of the Company and that if the Confidential Information were disclosed or the Executive engaged in competition against the Company, the Company would suffer irreparable damage and injury. The Confidential Information derives substantial economic value, among other reasons, from not being known or readily ascertainable by proper means by others who could obtain economic value from its disclosure. The

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

Executive acknowledges and agrees that the Company uses reasonable means to maintain the secrecy of the Confidential Information.

         (c) For purposes of this Agreement, the term "Confidential Information" means any and all (a) materials, records, data, documents, writings and information (whether printed, computerized, on disk or otherwise) relating or referring in any manner to the business, operations, affairs, policies, strategies, techniques, products, product developments or customers of the Company which are not generally known or available to the business, trade or industry of the Company or individuals who work therein or which are not otherwise in the public domain, in either case not through a breach of this Agreement, and (b) trade secrets of the Company (as defined in Indiana Code 24-2-3-2, as amended, or any successor statute).

         7. Remedies. The Executive agrees that the Company will suffer irreparable damage and injury and will not have an adequate remedy at law in the event of any breach by the Executive of any provision of the Restrictive Covenants (as defined below in Section 8 hereof). Accordingly, in the event of a breach or of a threatened or attempted breach by the Executive of the Restrictive Covenants, in addition to all other remedies to which the Company is entitled under law, in equity, or otherwise, the Company shall be entitled to seek injunctive relief and no bond or other security shall be required in that connection. The Executive acknowledges and agrees that in the event of termination of this Agreement for any reason whatsoever, the Executive can obtain other engagements or employment of a kind and nature similar to that performed for the Company and that the issuance of an injunction to enforce the provisions of the Restrictive Covenants will not prevent the Executive from earning a livelihood. The Restrictive Covenants are essential terms and conditions to the Company entering into this Agreement, and shall be construed as independent of any other provision in this Agreement, or any other agreement between the Executive and the Company. The existence of any claim or cause of action the Executive has against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of the Restrictive Covenants.

         8. Periods of Noncompliance and Reasonableness of Periods. The restrictions and covenants contained in Sections 4 and 5 hereof (the "Restrictive Covenants") shall be deemed not to run during all periods of noncompliance, the intention of the parties hereto being to have such restrictions and covenants apply for the full periods specified in Sections 4 and 5 hereof following the termination of the Executive's employment with the Company. The Company and the Executive acknowledge and agree that the restrictions and covenants contained in Sections 4 and 5 hereof are reasonable in view of the nature of the business in which the Company is engaged and the Executive's advantageous knowledge of and familiarity with the business, operations, affairs and customers of the Company. Notwithstanding anything contained herein to the contrary, if the scope of any restriction or covenant contained in Sections 4 and 5 hereof is found by a court of competent jurisdiction to be too broad to permit enforcement of such restriction or covenant to its full extent, then such restriction or covenant shall be enforced to the maximum extent permitted by law.

         9. Release. (a) For and in consideration of the foregoing covenants and promises made by the Company, and the performance of such covenants and promises, the sufficiency of which is hereby acknowledged, the Executive agrees

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

to release the Company prior to the receipt of any benefits under Section 3 hereof by the Executive. Such release to be substantially in the form attached hereto as Exhibit A.

         (b) The Executive agrees that the fact and the terms of this Agreement shall be strictly confidential and that the Executive shall not divulge, directly or indirectly, explicitly or implicitly, the fact or terms of this Agreement to any person other than the Executive's spouse, attorney(s) and tax advisor(s) or as otherwise required by law. The Executive further agrees that for purposes of this Section 9, the Executive's spouse, attorney(s) and tax advisor(s) are the Executive's agents and that a breach of these terms of confidentiality by them, or any of them, shall constitute a breach by the Executive.

         (c) The "Company and its agents," as used in this Agreement, means the Company, its subsidiaries, affiliated, or related corporations or associations, their predecessors, successors and assigns, and the directors, officers, managers, supervisors, employees, representatives, servants, agents and attorneys of the entities above described, and all persons acting, through, under or in concert with any of them.

         10. No Reliance. The Executive represents and acknowledges that in executing this Agreement, he does not rely and has not relied upon any representation or statement by the Company and its agents, other than the statements which are contained within this Agreement.

         11. No Admissions. This Agreement shall not in any way be construed as an admission by the Company and its agents of any acts of discrimination or other improper conduct whatsoever against the Executive or any other person, and the Company specifically disclaims any liability to or discrimination against the Executive or any other person on the part of itself, its employees or its agents.

         12. Miscellaneous. (a) Further Assurances. Each of the parties hereto shall do, execute, acknowledge, and deliver or cause to be done, executed, acknowledged, and delivered at any time and from time to time upon the request of any other parties hereto, all such further acts, documents, and instruments as may be reasonably required to effect any of the transactions contemplated by this Agreement.

         (b) Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that neither party hereto may assign this Agreement without the prior written consent of the other party. Notwithstanding the foregoing, this Agreement may be assigned, without the prior consent of the Executive to a successor of the Company (and the Executive hereby consents to the assignment of the Restrictive Covenants under this Agreement to a purchaser of all or substantially all of the assets of the Company or a transferee, by merger or otherwise, of all or substantially all of the businesses and assets of the Company) and, upon the Executive's death, this Agreement shall inure to the benefit of and be enforceable by the Executive's executors, administrators, representatives, heirs, distributees, devisees, and legatees and all amounts payable hereunder shall be paid to such persons or the estate of the Executive.

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         (c) Waiver; Amendment. No provision or obligation of this Agreement may be waived or discharged unless such waiver or discharge is agreed to in writing and signed by the Company and the Executive. The waiver by any party hereto of a breach of or noncompliance with any provision of this Agreement shall not operate or be construed as a continuing waiver or a waiver of any other or subsequent breach or noncompliance hereunder. Except as expressly provided otherwise herein, this Agreement may be amended, modified, or supplemented only by a written agreement executed by the Company and the Executive.

         (d) Headings. The headings in this Agreement have been inserted solely for ease of reference and shall not be considered in the interpretation, construction, or enforcement of this Agreement.

         (e) Severability. All provisions of this Agreement are severable from one another, and the unenforceability or invalidity of any provision of this Agreement shall not affect the validity or enforceability of the remaining provisions of this Agreement; provided, however, that should any judicial body interpreting this Agreement deem any provision to be unreasonably broad in time, territory, scope, or otherwise, the parties intend for the judicial body, to the greatest extent possible, to reduce the breadth of the provision to the maximum legally allowable parameters rather than deeming such provision totally unenforceable or invalid.

         (f) Notice. Any notice, request, instruction, or other document to be given hereunder to any party shall be in writing and delivered by hand, telegram, facsimile transmission, registered or certified United States mail, return receipt requested, or other form of receipted delivery, with all expenses of delivery prepaid, as follows:

         If to the Executive:                        If to the Company:
         ______________________                      Old National Bancorp
         ______________________                      Post Office Box 718
         ______________________                      Evansville, Indiana 47705
                                                     ATTENTION:  General Counsel

         (g) No Counterparts. This Agreement may not be executed in counterparts.

         (h) Governing Law; Jurisdiction; Venue; Waiver of Jury Trial. This Agreement shall be governed by and construed in accordance with the laws of the State of Indiana, without reference to the choice of law principles or rules thereof. The parties hereto irrevocably consent to the jurisdiction and venue of the state court for the State of Indiana located in Evansville, Indiana, or the Federal District Court for the Southern District of Indiana, Evansville Division, located in Vanderburgh County, Indiana, and agree that all actions, proceedings, litigation, disputes, or claims relating to or arising out of this Agreement shall be brought and tried only in such courts. EACH OF THE PARTIES WAIVES ANY RIGHTS THAT IT MAY HAVE TO BRING A CAUSE OF ACTION IN ANY COURT OR IN ANY PROCEEDING INVOLVING A JURY TO THE MAXIMUM EXTENT PERMITTED BY LAW.

         (i) Entire Agreement. This Agreement constitutes the entire and sole agreement between the Company and the Executive with respect to the termination

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of the Executive's employment and there are no other agreements or understanding either written or oral with respect thereto, except that the Change in Control Agreement dated January 1, 2004, by and between the Executive and the Company shall continue in full force and effect, until otherwise terminated in accordance with its terms.

         (j) Construction. The rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement. Whenever in this Agreement a singular word is used, it also shall include the plural wherever required by the context and vice-versa. All reference to the masculine, feminine, or neuter genders shall include any other gender, as the context requires.

         (k) Attorneys' Fees. The prevailing party shall be entitled to reasonable costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements) in connection with any legal action to interpret or enforce any provision of this Agreement or for any breach of this Agreement.

         (l) Review and Consultation. The Company and the Executive hereby acknowledge and agree that each (i) has read this Agreement in its entirety prior to executing it, (ii) understands the provisions and effects of this Agreement, (iii) has consulted with such attorneys, accountants, and financial and other advisors as it or he has deemed appropriate in connection with their respective execution of this Agreement, and (iv) has executed this Agreement voluntarily. THE EXECUTIVE HEREBY UNDERSTANDS, ACKNOWLEDGES, AND AGREES THAT THIS AGREEMENT HAS BEEN PREPARED BY COUNSEL TO THE COMPANY AND THAT HE HAS NOT RECEIVED ANY ADVICE, COUNSEL, OR RECOMMENDATION WITH RESPECT TO THIS AGREEMENT FROM THE COMPANY OR ITS COUNSEL.

         (m) Taxes. All federal, state, local, and other taxes (including, without limitation, interest, fines, and penalties) imposed upon the Executive under applicable law by virtue of or relating to the transactions and the payments to the Executive contemplated by this Agreement and any of plans shall be paid by the Executive.

Full Name
---------

BY:      ___________________________________      _____________________________
         EXECUTIVE'S SIGNATURE                                 DATE

Company Name
------------

BY:      __________________________________       ____________________________
                                                               DATE
PRINTED NAME: ALLEN R. MOUNTS

POSITION: SVP, HUMAN RESOURCES

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                                    Exhibit A
                                    ---------

                                     NOTICE


Various local, state, and federal laws prohibit employment discrimination based on age, sex, race, color, national origin, religion, handicap, or veteran status. These laws are enforced through the Equal Employment Opportunity Commission (EEOC), the U.S. Department of Labor, the Indiana Civil Rights Commission, and/or any other similar state entity, agency or commission. If you feel that your decision to enter into the attached Release of All Claims was coerced or is discriminatory, you are encouraged to speak with Allen Mounts (812-464-1411) or other appropriate Old National Bancorp officials. You should also discuss the language of this Release of All Claims with a lawyer of your own choosing. In any event, you should thoroughly review and understand the effect of this Release of All Claims before acting on it; therefore, please take this Release of All Claims home and review it. You may take up to twenty-one
(21) days before signing this Release of All Claims.








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                              RELEASE OF ALL CLAIMS
                              ---------------------

         FOR VALUABLE CONSIDERATION, including the payment to the Executive of certain severance benefits, the Executive hereby makes this Release in favor of Old National Bancorp (including all subsidiaries and affiliates) (the "Company") and its agents as set forth herein.

         1. The Executive releases, waives and discharges the Company and its agents (as defined below) from all rights and claims arising out of the Executive's employment relationship with the Company that are known or might be known on the date of the execution of this Release including but not limited to, discrimination claims based on age, race, sex, religion, national origin, disability, veterans status or any other claim of employment discrimination including claims arising under The Civil Rights Act of 1866, 42 U.S.C. Section 1981; Title VII of the Civil Rights Act of 1964; the Americans with Disabilities Act; the Age Discrimination in Employment Act of 1967; the Federal Rehabilitation Act of 1973; the Older Workers' Benefits Protection Act; the Employee Retirement Income Security Act of 1974; the Indiana Civil Rights Act, the Indiana Wage Payment and Wage Claims Acts, any Federal or State wage and hour laws and all other similar Federal or State statutes; and any and all tort or contract claims, including, but not limited to, breach of contract, breach of good faith and fair dealing, infliction of emotional distress, or wrongful termination or discharge.

         2. The Executive further acknowledges that the Company has advised the Executive to consult with an attorney of the Executive's own choosing and that he has had ample time and adequate opportunity to thoroughly discuss all aspects of this Release with legal counsel prior to executing this Release.

         3. The Executive agrees that the Executive is signing this Release of his own free will and is not signing under duress.

         4. In the event the Executive is forty (40) years of age or older, the Executive acknowledges that the Executive has been given a period of twenty-one
(21) days to review and consider a draft of this Release in substantially the form of the copy now being executed, and has carefully considered the terms of this Release. The Executive understands that the Executive may use as much or all of the twenty-one (21) day period as the Executive wishes prior to signing, and the Executive has done so.

         5. In the event the Executive is forty (40) years of age or older, the Executive has been advised and understands that the Executive may revoke this Release within seven (7) days after acceptance. ANY REVOCATION MUST BE IN WRITING AND HAND-DELIVERED TO:

                              Old National Bancorp
                              Attn:  General Counsel
                              420 Main Street
                              Evansville, Indiana 47708

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NO LATER THAN BY CLOSE OF BUSINESS ON THE SEVENTH (7TH) DAY FOLLOWING THE DATE
OF EXECUTION OF THIS RELEASE.

         6. The "Company and its agents," as used in this Release, means the Company, its subsidiaries, affiliated, or related corporations or associations, their predecessors, successors and assigns, and the directors, officers, managers, supervisors, employees, representatives, servants, agents and attorneys of the entities above described, and all persons acting, through, under or in concert with any of them.

         7. The Executive agrees to speak well of and refrain from voicing any criticism of the Company and its agents. The Company agrees to refrain from providing any information to third parties other than confirming dates of employment and job title, unless the Executive gives the Company written authorization to release other information or as otherwise required by law. With respect to the Company, this restriction pertains only to official communications made by the Company's directors and/or officers and not to unauthorized communications by the Company's employees or agent. This restriction will not bar the Company from disclosing the Release as a defense or bar to any claim made by the Executive in derogation of this Release.

PLEASE READ CAREFULLY BEFORE SIGNING. THIS RELEASE CONTAINS A RELEASE AND DISCHARGE OF ALL KNOWN AND UNKNOWN CLAIMS AGAINST THE COMPANY AND ITS AGENTS EXCEPT THOSE RELATING TO THE ENFORCEMENT OF THIS RELEASE OR THOSE ARISING AFTER THE EFFECTIVE DATE OF THIS RELEASE.





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